SCHEDULE A
                             DATED FEBRUARY 29, 2008
                                     TO THE
                               ADVISORY AGREEMENT
                         DATED JANUARY 18, 2008 BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                      RATE
----                                                                      ----
Nova Fund* ............................................................   0.75%
Nova Master ...........................................................   0.75%
Inverse S&P 500 Strategy* .............................................   0.90%
Inverse S&P 500 Strategy Master .......................................   0.90%
NASDAQ-100(R)* ........................................................   0.75%
NASDAQ-100(R) Master ..................................................   0.75%
Inverse NASDAQ-100(R) Strategy ........................................   0.90%
Mid-Cap 1.5x Strategy * ...............................................   0.90%
Mid-Cap 1.5x Strategy Master ..........................................   0.90%
Russell 2000(R) 1.5x Strategy .........................................   0.90%
Government Long Bond 1.2x Strategy ....................................   0.50%
Inverse Government Long Bond Strategy * ...............................   0.90%
Inverse Government Long Bond Master ...................................   0.90%
Europe 1.25x Strategy .................................................   0.90%
Japan 2x Strategy .....................................................   0.75%
Large-Cap Value .......................................................   0.75%
Large-Cap Growth ......................................................   0.75%
Mid-Cap Value .........................................................   0.75%
Mid-Cap Growth ........................................................   0.75%

FUND                                                                      RATE
----                                                                      ----
Banking ...............................................................   0.85%
Basic Materials .......................................................   0.85%
Biotechnology .........................................................   0.85%
Consumer Products .....................................................   0.85%
Electronics ...........................................................   0.85%
Energy ................................................................   0.85%
Energy Services .......................................................   0.85%
Financial Services ....................................................   0.85%
Health Care ...........................................................   0.85%
Internet ..............................................................   0.85%
Leisure ...............................................................   0.85%

Precious Metals .......................................................   0.75%

Real Estate ...........................................................   0.85%

Retailing .............................................................   0.85%
Technology ............................................................   0.85%
Telecommunications ....................................................   0.85%
Transportation ........................................................   0.85%
Utilities .............................................................   0.85%
Commodities Strategy ..................................................   0.75%


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FUND                                                                      RATE
----                                                                      ----

Inverse Mid-Cap Strategy * ............................................   0.90%
Inverse Mid-Cap Strategy Master .......................................   0.90%
Small-Cap Value .......................................................   0.75%
Small-Cap Growth ......................................................   0.75%
Inverse Russell 2000(R) Strategy ......................................   0.90%
Strengthening Dollar 2x Strategy ......................................   0.90%
Weakening Dollar 2x Strategy ..........................................   0.90%
U.S. Government Money Market ..........................................   0.50%
High Yield Strategy ...................................................   0.75%
INTERNATIONAL 2X STRATEGY .............................................   0.75%
ALTERNATIVE STRATEGIES ALLOCATION .....................................   0.00%

FUND                                                                      RATE
----                                                                      ----

Sector Rotation .......................................................   0.90%
Multi-Cap Core Equity ** ..............................................   0.70%
S&P 500 ...............................................................   0.75%
Russell 2000(R) .......................................................   0.75%
Essential Portfolio Moderate ..........................................   0.00%
Essential Portfolio Conservative ......................................   0.00%
Essential Portfolio Aggressive ........................................   0.00%
Managed Futures Strategy ..............................................   0.90%
Inverse High Yield Strategy ...........................................   0.75%
INVERSE INTERNATIONAL 2X STRATEGY .....................................   0.75%

                          ADDITIONS ARE NOTED IN BOLD.

* The fee will be reduced to 0.00% for any period during which the Fund invests through a master-feeder structure.

** The management fee with respect to the Multi-Cap Core Equity Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 0.70% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

      A.    CALCULATING THE PERFORMANCE ADJUSTMENT.

      The performance adjustment shall be calculated monthly by:

            (i)   Determining  the difference in performance  (the  "Performance
                  Difference")  between the Fund and the Russell   3000(R) Index
                  (the "Index"), as described in paragraph C;

            (ii)  Using the Performance  Difference calculated under paragraph B
                  (ii)  to   determine   the   performance   adjustment     (the
                  "Performance Adjustment"), as illustrated in paragraph D; and

            (iii) Adding  the  Performance   Adjustment  to  the  Basic  Fee  to
                  determine the management fee for the applicable month.

      B.    COMPUTING THE PERFORMANCE DIFFERENCE.

      The Performance Difference is calculated monthly, and is determined by measuring the percentage difference between the performance of one H-Class Share of the Fund and the performance of the Index over the most recent 12-month period. The performance of one H-Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the period selected for


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      comparison  and the net asset value of such share as of the last  business
      day  of  the  prior  period,   adjusted  for  dividends  or  capital  gain
      distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the
      Index  for  the  comparison   period,   with  dividends  or  capital  gain
      distributions on the securities that comprise the Index being treated as reinvested immediately.

      C.    DETERMINING THE PERFORMANCE ADJUSTMENT.

      For every 0.0375% in Performance Difference, the Adviser's fee will be adjusted upwards or downwards by 0.01%. The maximum adjustment rate is 0.20% per year, resulting in a minimum possible annual fee of 0.50% and a maximum possible annual fee of 0.90%.


      D.    PERFORMANCE ADJUSTMENT EXAMPLE.

      The following  example  illustrates  the  application  of the  Performance
      Adjustment:

                             Fund's       Index's           Fund's
For the rolling 12-month   investment   cumulative   performance relative
performance period        performance     change         to the Index
------------------------   ----------   ----------   --------------------
January 1                   $ 50.00       100.00
December 31                 $ 55.25       110.20
Absolute change            +$  5.25     +$ 10.20
Actual change              +  10.50%    +  10.20%           +0.30%

Based on these assumptions, the Multi-Cap Core Equity Fund calculates the Adviser's management fee rate for the month-ended December 31 as follows:

o The portion of the annual basic fee rate of 0.70% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the basic fee.

o The +0.30% difference between the performance of the Fund and the record of the Index is divided by 3.75, producing a rate of 0.08%.

o The 0.08% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the performance adjustment.

o The dollar amount of the performance adjustment is added to the dollar amount of the basic fee, producing the adjusted management fee.

2.    PERFORMANCE PERIODS

For the period from July 1, 2003 through May 31, 2004, the Adviser will be paid at the Base Rate, without regard to any Performance Adjustment. For the month ending June 30, 2004, the Adviser will begin applying the Performance Adjustment as described herein, based upon the performance of the Fund relative to the performance of the Index during the 12-month period from July 1, 2003 through June 30, 2004. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the performance incentive adjustment is being computed.


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3.    CHANGES TO THE "INDEX" OR THE "CLASS"

The Trustees have initially designated the Russell 3000(R) Index and the H-Class Shares as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Trust; and/or (ii) that a different class of shares of the Trust representing interests in the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Adviser, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Class of shares previously designated.


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